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                                                                    EXHIBIT i(4)


                               CONSENT OF COUNSEL

                                AIM EQUITY FUNDS
                                ----------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the retail classes of the eleven series portfolios of AIM Equity Funds (the "Company") and the Statement of Additional Information for the institutional classes of AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund, both of which are included in Post-Effective Amendment No. 67 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-25469), and Amendment No. 67 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1424), on Form N-1A of the Company.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
February 20, 2001